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                                                                    EXHIBIT 23.6




                   CONSENT OF LEE KEELING AND ASSOCIATES, INC.


As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525, 333-30478,
333-07255, 333-30324, 333-52666, 333-52668, and 333-46129) of Chesapeake Energy
Corporation of our reserve report for Gothic Energy Corporation dated as of December 31, 2000 and all references to our firm included in or made a part of the Chesapeake Energy Corporation Form 10-K to be filed with the Securities and Exchange Commission on or about March 28, 2001. We also consent to the references to us under the heading "Experts" in such Form 10-K.


                                    LEE KEELING AND ASSOCIATES, INC.


                                    By: /s/ Kenneth Renberg
                                       ----------------------------------------
                                       Kenneth Renberg, Vice President

Tulsa, Oklahoma
March 29, 2001